Exhibit 99.1

Contact:	Richard J. Lieb, Chief Financial Officer Greenhill & Co., Inc. (212) 389-1800
For Immediate Release
SPAC SPONSORED BY GREENHILL ANNOUNCES
STOCKHOLDER APPROVAL OF IRIDIUM ACQUISITION AND PRICING
OF EQUITY OFFERING
NEW YORK, September 23, 2009 — Greenhill & Co., Inc. (“Greenhill”) (NYSE: GHL) today announced that the stockholders of GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.U and GHQ.WS), the special purpose acquisition company sponsored by Greenhill, have approved all the matters voted on at a special meeting of stockholders held today, including the proposed acquisition of Iridium Holdings LLC by GHL Acquisition. In addition, GHL Acquisition announced that it has priced an offering of 16,000,000 newly issued shares of its common stock at a price of $10.00 per share. It is expected that the acquisition by GHL Acquisition of Iridium and the common stock offering will close on September 29, 2009, subject to the satisfaction of customary closing conditions.
Forward-Looking Statements and Other Disclosure
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Greenhill or GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the closing of the transactions referred to above, whether the closing conditions will be satisfied, as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that Greenhill’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Greenhill’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Greenhill undertakes no obligation to update forward-looking statements.
This press release is for informational purposes only and does not constitute an offer of any securities for sale.
# # #